UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 24, 2012

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-32569 84-0605867

(Commission File Number) (IRS Employer Identification No.)

1 Liangshuihe First Ave, Beijing E-Town Economic and Technology Development Area, E-Town,

Beijing, 100176, People’s Republic of China

(Address of principal executive offices and zip code)

86-10-5982-2039

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2012, American Oriental Bioengineering, Inc. (the “Company”) effected a reverse stock split (the “Reverse Split”) of the outstanding shares of the Company’s common stock (“Common Stock”) at a ratio of one (1) share for every two (2) shares outstanding, so that every two (2) outstanding shares of Common Stock before the Reverse Split represents one (1) share of Common Stock after the Reverse Split. Pursuant to the Company's Certificate of Change filed pursuant to Nevada Revised Statutes §78.209 (the “Certificate of Change”) with the Nevada Secretary of State, the maximum number of shares of Common Stock that the Company is authorized to issue was reduced from 150,000,000 to 75,000,000. The Reverse Split was effected without obtaining shareholder approval pursuant to Nevada law. The Reverse Split is part of the Company’s strategy to maintain the listing of its shares on the New York Stock Exchange.

Immediately prior to the Reverse Split, the Company had approximately 78,503,381 shares of Common Stock outstanding. After the Reverse Split, the Company has approximately 39,251,867 shares outstanding. Each shareholder's percentage ownership interest in the Company and proportional voting power remains unchanged after the Reverse Split except for minor changes and adjustments resulting from rounding of fractional interests. The rights and privileges of the holders of Common Stock are substantially unaffected by the Reverse Split.

A copy of the Certificate of Change is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change pursuant to Nevada Revised Statutes §78.209

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.
By: /s/ Tony Liu
Name: Tony Liu
Title: Chairman and Chief Executive Officer

Dated: March 1, 2012

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Exhibit Index

Exhibit No.	Description
99.1	Certificate of Change Pursuant to Nevada Revised Statutes §78.209

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